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                                                                  Exhibit 3.1(b)

                            CERTIFICATE OF AMENDMENT
                                       OF
                         THE SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRINTCAFE, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware


         printCafe, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 5, 2000 and the name of the Corporation was printCafe, Inc. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 4, 2000 pursuant to which the Corporation's name was changed to Prograph Systems, Inc. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 9, 2000 pursuant to which the Corporation's name was changed to printCafe, Inc. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 15, 2000. The Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 8, 2000. The Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 30, 2000. The Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 2, 2002.

         SECOND: That the amendment of the Corporation's Sixth Amended and Restated Certificate of Incorporation set forth in the following resolution was approved by the Board of Directors of the Corporation at a meeting duly held on February 5, 2002:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the Sixth Amended and Restated Certificate of Incorporation of the Corporation be amended by deleting Article I thereof in its entirety and inserting in its place the following new Article I:

         "The name of this corporation is Printcafe Software, Inc. (the "CORPORATION")."

         THIRD: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to the amendment of the Sixth Amended and Restated Certificate of Incorporation in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the

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amendment has been given as provided in Section 228 of the General Corporation
Law of the State of Delaware to every stockholder entitled to such notice.

         FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.






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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of its Sixth Amended and Restated Certificate of Incorporation to be executed by its President this 11 day of February, 2002.


                                               PRINTCAFE, INC.


                                               By:  /s/Marc D. Olin
                                                  -----------------------------
                                               Name:  Marc D. Olin
                                               Title: President